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                                                                    EXHIBIT 99.1

                       [SUIZA FOODS AND DEAN FOODS LOGOS]

                  SUIZA FOODS AND DEAN FOODS ANNOUNCE MERGER,
                   CREATING $10 BILLION NATIONAL FOOD COMPANY


  Companies Have Complementary Operations, Products, Distribution Networks and
   Geographic Strengths and Strong Commitment to Quality and Customer Service

          Dean Shareholders to Receive Total Value of $40.92 Per Share, Consisting of $21.00 Cash and 0.429 Shares of Suiza Common Stock

                      Transaction, Valued at $2.5 Billion,
   Will Be 5%-10% Accretive to Cash Earnings Per Share in the First Full Year

      $120 Million in Annual Synergies by End of Third Year After Closing;
              $60 Million Expected in First Full Year After Closing

          Company to be Named Dean Foods; Headquarters to be in Dallas


         DALLAS AND FRANKLIN PARK, ILL. - APRIL 5, 2001 - Suiza Foods Corporation (NYSE: SZA) and Dean Foods Company (NYSE: DF) today announced they have signed a definitive agreement under which the two companies will merge to form a national dairy and specialty foods company with $10 billion in revenue. The merged company, to be named Dean Foods, will be well positioned to meet the needs of all customers, whether local, regional or national. Based on the closing stock price of Suiza on April 4, 2001, the transaction is valued at $2.5 billion, including the assumption of $1.0 billion in debt.

         The merger brings together two companies with complementary operations, products and distribution networks, and expands both Suiza's and Dean's geographic reach. Both companies share a common commitment to customer service, product quality and innovation.

         The combined company anticipates achieving annual synergies of $120 million by the end of the third year after closing. $60 million in synergies should be realized in the first full year after



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closing. The synergies will come from areas spanning the combined company's business, including general and administrative expenses, purchasing, plant and operating efficiencies, manufacturing, marketing and distribution.

         The transaction will be accretive by 5%-10% in the first year after closing to cash earnings per share. The term `cash earnings per share' assumes the adoption of the new Business Combinations and Intangibles exposure draft issued by the Financial Accounting Standards Board.

         "This is an extremely compelling transaction that offers significant value to shareholders of both companies. The merger is an important step in delivering on our ongoing growth strategy and positioning us for the future," said Gregg Engles, Suiza's Chairman and Chief Executive Officer. "The virtual completion of our national geographic footprint, with its associated benefits in customer service and efficiency across our manufacturing and distribution systems, will provide us material and ongoing benefit. Likewise, the addition of Dean's Specialty Foods and the combination of the National Refrigerated Products group with our Morningstar value-added business will provide an enhanced platform to create shareholder value for years to come."

         Engles continued, "By combining with Dean Foods, we will also generate greater efficiencies and scale to invest in innovation and growth. This opportunity should translate into increased consumption - a benefit for the entire industry, from dairy farmers to consumers."

         Upon closing, the merged company will carry the Dean Foods name and will be headquartered in Dallas. Howard Dean, Chairman and CEO, Dean Foods, will serve as Chairman of the Board of the merged company. Gregg Engles, Chairman and CEO of Suiza Foods, will be CEO of the merged company, and will assume the Chairman's role upon Dean's retirement. Both Dean and Engles will be members of the merged company's executive and management committees.
         The transaction has received the unanimous approval of both companies' Boards of Directors and is expected to close in the third quarter of 2001.

Terms of the Agreement

         Under the terms of the agreement, Dean Foods shareholders will receive total consideration of $40.92 per common share, consisting of $21.00 in cash and
0.429 shares of Suiza common stock, a premium of 26% based on the closing prices of both companies on April 4, 2001. Suiza will also assume $1.0 billion of debt.

         Upon completion of the transaction, there will be approximately 43 million basic shares of the new Dean Foods Company stock outstanding, with current Suiza shareholders owning


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approximately 65% of the company and dean foods shareholders holding approximately 35%. Simultaneously with the change of suiza's name to dean foods on the closing date, its trading symbol on the new york stock exchange will be df.

         The new Dean Foods Board of Directors will consist of the existing 10 Suiza members and 5 members to be nominated by Dean Foods.

         "By combining, Suiza and Dean are demonstrating a commitment to provide our customers with the best possible products and services in every market we serve," said Howard Dean, Dean Foods Chairman and CEO. "The combined resources and strengths of the new Dean Foods should provide greater opportunities for the employees of both companies and lay the foundation for continued growth into the future. I look forward to working with Gregg as the company begins its next stage of growth."

         Engles added: "This merger will create continuing opportunities for our employees as we build a larger, stronger company. We will draw upon the significant industry expertise and talent of both companies."

         Completion of the transaction is contingent upon approval by a majority of shareholders in both companies, certain regulatory approvals and other customary closing conditions.

         The Dean Foods quarterly dividend of $0.225 per common share will be paid at the discretion of the Dean Foods Board until closing. After closing, the dividend will be discontinued.

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated were advisors to Suiza; Goldman, Sachs & Co. advised Dean Foods.

Repurchase of DFA Interest

         In connection with the transaction, Suiza has also agreed to repurchase the 33.8% stake in Suiza Dairy Group that is owned by the Dairy Farmers of America, Inc. (DFA) for a consideration of approximately $165 million in cash and the operations of six plants located in five states where Suiza and Dean Foods overlap. Plant names and locations include: Barber, Birmingham, Ala.; Velda, Miami, Fla.; Velda, Winter Haven, Fla.; H. Meyer, Cincinnati, Ohio; Coburg, N. Charleston, S.C.; Cream O Weber, Salt Lake City, Utah. Following the DFA transaction, all of the U.S. Dairy operations will be 100% owned by the shareholders of the new Dean Foods.

         Said Engles, "We carefully analyzed the areas of overlap and identified these operations to resolve potential regulatory concerns and ensure that approval for this pro-competitive


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transaction is secured in a timely manner. This transaction will create a world-class competitor in the food industry. The new Dean Foods will be a powerful platform for driving innovation and efficiency for the benefit of our consumers and customers and for driving growth and profitability for the benefit of our employees and shareholders."

         Merrill Lynch & Co. advised Dairy Farmers of America, Inc. in these transactions.

                                      # # #

         A conference call to discuss the announcement will be held at 10:00 a.m. eastern today. The call may be accessed live by visiting either http://www.suizafoods.com or http://www.deanfoods.com.

ABOUT DEAN FOODS:

         Dean Foods is one of the nation's leading dairy processors and distributors producing a full line of branded and private label products, including fluid milk, ice cream and extended shelf life products, which are sold under the Dean's and other strong regional brand names. Dean Foods is the industry leader in other food products including pickles, powdered non-dairy coffee creamers, aseptically packaged foodservice products, and refrigerated dips and salad dressings. More information about Dean Foods can be found on its web site at http://www.deanfoods.com.

ABOUT SUIZA FOODS:

         Suiza Foods Corporation, based in Dallas, Texas, is the nation's leading fluid dairy processor and distributor, producing a full line of company-branded and customer-branded products. National brands include International Delight(R), Second Nature(R), Naturally Yours(R), Mocha Mix(R), Sun Soy(TM), kidsmilk(TM) and fitmilk(R). Regional brands consist of Adohr Farms(R), Barbe's(R), Brown's Dairy(TM), Broughton(R), Country Fresh(R), Dairymen's(R), Flav-O-Rich(R), Lehigh Valley Farms(R), London's(R), Meadow Gold(R), Model Dairy(TM), Garelick Farms(TM), Oak Farms(R), Robinson(R), Schenkel's All Star Dairy(TM), Schepps(R), Shenandoah's Pride(R), Suiza(TM), Louis Trauth(TM), Tuscan(R), Velda Farms(R) and West Lynn Creamery(R), as well as Celta(R) in Spain. Suiza also sells products under partner or licensed brands in certain regions, including Borden(R), Lactaid(R), Foremost(R) and Pet(R). Additionally, the company owns approximately 43% of Consolidated Container Company, one of the nation's largest manufacturers of rigid plastic containers.



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Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to (1) the impact the companies expect the proposed transaction to have on earnings per share, (2) the companies' expectations about their ability to successfully integrate the combined businesses, (3) the amount of cost savings and overall operational efficiencies the companies expect to realize as a result of the proposed transaction, (4) when the companies expect to close the proposed transaction, (5) the level of divestitures necessary to obtain regulatory approval, (6) the companies' projected combined sales, EBITDA and margins, (7) the ability of the companies to implement and continue branding initiatives and product innovations in a cost effective manner, (8) the ability of the companies to obtain financing for the transaction upon the terms contemplated, and (9) the ability to meet their stated financial goals. These statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. The ability to achieve the earnings per share projected and to realize projected cost savings and operational efficiencies is dependent upon their ability in the time periods projected, to (i) consolidate or reduce certain administrative or centralized functions, (ii) obtain certain goods and services more cost effectively, (iii) shift production and distribution between operating locations without disruption in their operations or in their relations with their customers, and (iv) close the proposed transactions on the terms contemplated. The ability to close the proposed transaction in the third quarter is subject to receipt of shareholder approval and regulatory approval. The level of divestitures necessary to obtain regulatory approval of the transaction is subject to the extent of competition in the various markets in which the combining companies operate, as determined by the department of justice, other regulatory authorities and potentially, state and federal courts. The ability of the companies to achieve projected combined sales, EBITDA and margins is dependent upon the ability of the combining companies to maintain their existing customer and other business relationships or to replace such customers or business relationships with other comparable relationships and upon economic, governmental and competitive conditions generally. The ability of the companies to obtain financing and the terms of such financing is subject to the financial condition and operating performance of each of the combining companies prior to closing and to economic and financial market conditions generally. Other risks affecting the business of the companies are identified in their filings with the securities and exchange commission, including the suiza foods annual report on form 10-k for the year ended december 31, 2000 and the dean foods annual report on form 10-k for the year ended may 28, 2000. All forward-looking statements in this press release speak only as of the date hereof. Suiza foods and dean foods expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in their expectations or any changes in the events, conditions or circumstances on which any such statement is based.


OTHER LEGAL INFORMATION


Suiza Foods and Dean Foods expect to file with the SEC a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. Investors are urged to read the joint proxy statement/prospectus when its becomes available and any amendments or supplements to the joint proxy statement/prospectus as well as any other relevant documents filed with the SEC, because they will contain important information concerning the proposed transaction. Investors will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the SEC's website (http: //www.sec.gov). In addition, the joint proxy statement/prospectus and other documents filed by Suiza Foods and Dean Foods with the SEC may be obtained free of charge by contacting Suiza Foods, 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201, Attn: Investor Relations (tel 214-303-3400) or Dean Foods, 3600 North River Road, Franklin Park, Illinois 60131, Attn: Investor Relations (tel 847-678-1680).

Suiza, Dean and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Suiza and Dean in favor of the transaction. The directors and executive officers of Suiza and their beneficial ownership of Suiza common stock are set forth in the proxy statement for the 2000 annual meeting of Suiza. The directors and executive officers of Dean and their beneficial ownership of Dean common stock are set forth in the proxy statement for the 2000 annual meeting of Dean. You may obtain the proxy statements of Suiza and Dean free of charge at the SEC's website (http://www.sec.gov). Stockholders of Suiza and Dean may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus when it becomes available.

CONTACTS:

Suiza Foods                                                   Dean Foods
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
Financial:                                                    Financial:
   Cory Olson/P.I. Aquino                                        Barbara Klein (847) 233-5263
   (214) 303-2299                                                William Luegers (847) 233-5361
Media:                                                        Media:
   Richard Coyle/Owen Blicksilver/Jim Barron                     LuAnn Lilja
   (212) 687-8080                                                (847) 233-5459


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                             TRANSACTION FACT SHEET


                                          SUIZA                                 DEAN                             COMBINED
                               ----------------------------        ------------------------------         ---------------------
Corporate Identity              Suiza Foods Corporation                Dean Foods Company                  DEAN FOODS COMPANY
Year Founded                               1988                                 1925                               2001
Headquarters                            Dallas, TX                        Franklin Park, IL                     DALLAS, TX
Number of States                            31                                   25                                 39
US Dairy Facilities            80 domestic, 3 International                      60                                137(1)
U.S. DSD Routes                            4,000                                2,200                             6,000
Employees                                 18,000                               14,000                             30,000
Officers                       Gregg Engles, Chairman & CEO        Howard M. Dean, Chairman & CEO         HOWARD DEAN, CHAIRMAN
                                                                                                            GREGG ENGLES, CEO
Fiscal Year End                         December 31                      Last Sunday of May                    DECEMBER 31
Sales                                    $5,756M(2)                           $4,272M(2)                        $9,528M(3)
EBITDA                                     $520M(2)                              $339M(2)                         $879M(3)
)Diluted Shares Outstanding                36.7M                                 35.6M                            52.4M
Stock Exchange Listings                  NYSE: SZA                              NYSE: DF                         NYSE: DF

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(1)      Adjusted for divestiture of six facilities to DFA as part of the transaction

(2)      As of December 2000 for Suiza and as of February 2001 for Dean

(3)      Anticipated 1st year net synergies and divestitures


                             SUIZA                                                                    DEAN
----------------------------------------------------------------------  -----------------------------------------------------------
         Divisions                                Brands                           Divisions                      Brands
------------------------------------   -------------------------------  ------------------------------   -------------------------
SUIZA DAIRY GROUP                                                        DAIRY GROUP

Branded and private label fresh,       kidsmilk(TM) and fitmilk(R),      Fluid milk and other cultured    Regional brands include
flavored, single serve and extended    Adohr Farms(R), Barbe's(R),       products including ice cream,    Deans, Milk Chugs(R),
shelf life fluid milk, organic milk,   Brown's Dairy(TM),                fresh and aerosol whipped        McArthur, T.G.Lee,
ice cream and novelties, sour cream,   Broughton(R), Country             cream, half-and-half, flavored   Barber's, Coburg,
cottage cheese, dips and yogurt,       Fresh(R), Dairy Gold(R),          milks, cottage cheese, sour      Mayfield, Purity,
half-and-half, coffee creamers,        Dairymen's(R), Flav-O-Rich(R),    cream, lactose-reduced milk      Reiter,Meadow Brook,
juice drinks and bottled water         Garelick Farms(R), Lehigh                                          Wengert's, Cream
                                       Valley Farms(R), London's(R),                                      O'Weber, Creamland,
                                       Meadow Gold(R), Model Dairy(R),                                    Gandy's Price's, Alta
                                       Oak Farms(R), Poudre Valley(R),                                    Dena and Berkeley
                                       Robinson(R), Schenkel's All                                        Farms and licensed
                                       Star Dairy, Schepps(R),                                            products including
                                       Shenandoah's Pride(R), Louis                                       NesQuik, Land O'Lakes
                                       Trauth Dairy(R), Tuscan(R),                                        and Dairy Ease
                                       Velda Farms(R), West Lynn
                                       Creamery(R)
------------------------------------   -------------------------------  ------------------------------   -------------------------
MORNINGSTAR                            International Delight(R),         SPECIALTY FOODS GROUP            Private label pickles
                                       Second Nature(R), Naturally                                        and regional brands
Branded value-added and private        Yours(R), Mocha Mix(R), Sun       Pickles, non-dairy coffee        including Arnold,
label extended shelf life flavored     Soy(TM)                           creamers, puddings and sauces    Atkins, Aunt Jane,
and single serve milk, soymilk,                                                                           Bennett, Cates, Dailey,
lactose-free milk, sour cream,                                                                            Heifetz, Hoffman House,
cottage cheese, dips, yogurt,                                                                             Nalley, Paramount,
egg substitute, half-and-half,                                                                            Peter Piper, Rainbow,
coffee creamers, aerosol and                                                                              Roddenbury, Schwartz
pre-whip topping                                                                                          and Steinfeld
------------------------------------   -------------------------------  ------------------------------   -------------------------
INTERNATIONAL AND PUERTO RICO          Suiza Dairy(R)in Puerto Rico     NATIONAL REFRIGERATED PRODUCTS   Milk Chugs, Marie's salad
                                       Celta(R)in Spain                 GROUP                            dressings, Dean Dips,
Branded and value-added UHT milk                                        Branded value-added products     Dips for One(TM), Grip N'
                                                                        including intermediate and       Go and Silk Soy Milk
                                                                        extended shelf life products     (under license agreement)
------------------------------------   -------------------------------  ------------------------------   ---------------------
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